     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

                BERMUDA                                     7382                                 NOT APPLICABLE
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                              THE GIBBONS BUILDING
                           10 QUEEN STREET, SUITE 301
                             HAMILTON HM 11 BERMUDA
                                (441) 292-8674*
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

*Tyco International Ltd. maintains its registered and principal executive offices at The Gibbons Building, 10 Queen Street, Suite 301, Hamilton HM 11 Bermuda. The executive offices of Tyco's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.
                         ------------------------------

                                   COPIES TO:
                             JOSHUA M. BERMAN, ESQ.
                             ABBE L. DIENSTAG, ESQ.
                      KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                NUMBER OF
                                                  SHARES         PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF SHARES                      TO BE           OFFERING PRICE        AGGREGATE           AMOUNT OF
             TO BE REGISTERED                   REGISTERED         PER SHARE(1)     OFFERING PRICE(1)    REGISTRATION FEE
Common Shares, nominal value US$0.20 per
share.....................................       300,000            $74.28125          $22,284,375            $6,196

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for the Common Stock reported on the New York Stock Exchange on February 26, 1999.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MARCH 2, 1999

PROSPECTUS

                                        SHARES

                                     [LOGO]

                                 COMMON SHARES

                                ---------------

    The common shares of Tyco International Ltd. covered by this document are being offered and sold by the selling shareholders named in this document. Each of the selling shareholders is a former stockholder or optionholder of Progressive Angioplasty Systems, Inc., which was acquired in 1997 by a subsidiary of Tyco. Tyco will not receive any of the proceeds from the sale of the shares offered by the selling shareholders.

    No underwriting is being used in connection with this offering of common shares, and the common shares are being offered without underwriting discounts. Tyco will pay the expenses of this registration. The selling shareholders will pay any normal brokerage commissions, discounts and fees. Consequently, a selling shareholder's net proceeds from its sale of shares will be the purchase price of the shares sold, less expenses.

    Tyco's common shares are traded on the New York Stock Exchange and on the Bermuda Stock Exchange under the symbol "TYC" and on the London Stock Exchange under the symbol "TYI". On March 1, 1999, the last sale price for Tyco common shares, as reported on the New York Stock Exchange, was $73.125 per share.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            ------------------------

            The date of this prospectus is                   , 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

    Tyco files annual, quarterly and current reports, proxy statements and other information with the SEC. Tyco's filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Tyco files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    The SEC allows Tyco to "incorporate by reference" information filed with the SEC, which means that Tyco can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about Tyco that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this document, and later information filed with the SEC may update and supersede this information. Tyco incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934 prior to the end of the offering of common shares under this document.

    1. Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 1998, except for Part II Items 6, 7, 7A and 8.

    2. Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998.

    3. Current Reports on Form 8-K and 8-K/A filed on May 13, 1998, December 10, 1998 and December 11, 1998.

    You may request a copy of these filings at no cost, by writing or calling Tyco at the following address and telephone number:

       Tyco International Ltd.
       The Gibbons Building
       10 Queen Street
       Hamilton HM11, Bermuda
       (441) 292-8674

    Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT. TYCO HAS NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SELLING SHAREHOLDERS WILL NOT MAKE AN OFFER OF THE COMMON SHARES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Where You Can Find More Information.......................................     i
The Company...............................................................     2
Current Developments......................................................     2
Use of Proceeds...........................................................     3
Selling Shareholders......................................................     3
Description of Share Capital of Tyco......................................     9
Plan of Distribution......................................................    11
Legal Matters.............................................................    12
Experts...................................................................    12

                                  THE COMPANY

    Tyco is a diversified manufacturing and service company that, through its subsidiaries:

    - designs, manufactures and distributes electrical and electronic components and designs, manufactures, installs and services undersea cable communication systems;

    - designs, manufactures and distributes disposable medical supplies and other specialty products, and conducts vehicle auctions and related services;

    - designs, manufactures, installs and services fire detection and suppression systems and installs, monitors and maintains electronic security systems; and

    - designs, manufactures and distributes flow control products.

    Tyco's strategy is to be the low-cost, high quality producer and provider in each of its markets. It promotes its leadership position by investing in existing businesses, developing new markets and acquiring complementary businesses and products. Combining the strengths of its existing operations and its business acquisitions, Tyco seeks to enhance shareholder value through increased earnings per share and strong cash flows.

    On July 2, 1997, a wholly-owned subsidiary of what was formerly called ADT Limited merged with Tyco International Ltd., a Massachusetts corporation. Upon consummation of the merger, ADT, the continuing public company, changed its name to Tyco International Ltd.

    Tyco's registered and principal executive offices are located at The Gibbons Building, 10 Queen Street, Suite 301, Hamilton HM 11, Bermuda, and its telephone number is (441) 292-8674. The executive offices of Tyco's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833, and its telephone number is (603) 778-9700.

                              CURRENT DEVELOPMENTS

PENDING ACQUISITION OF AMP

    On November 22, 1998, a subsidiary of Tyco entered into a definitive merger agreement for the acquisition of AMP Incorporated. It is estimated that Tyco will issue up to approximately 186.0 million common shares for delivery by its subsidiary to the former shareholders of AMP in the merger. AMP designs, manufactures and markets electronic, electrical and electro-optic connection devices and associated application tools and machines. AMP had annual revenues of approximately $5.5 billion in 1998.

    The acquisition of AMP, which will be accounted for as a pooling of interests, has been structured so that AMP shareholders will receive for each of their shares of AMP common stock a fraction of a Tyco common share valued between $51.00 and $55.95. The fraction will be determined based on the average of the daily weighted averages of the trading price of Tyco common shares on the New York Stock Exchange for the 15 trading days ending on March 26, 1999, which is the fourth trading day prior to the date of the special meeting of AMP shareholders to vote on the merger.

    Tyco has identified certain risks in connection with the AMP acquisition, including:

    - The benefits to Tyco and its shareholders of the merger are predicated on the assumption that the merger will be accretive to Tyco's earnings per share, but this will only be the case if Tyco can efficiently integrate AMP with Tyco's existing operations. On a pro forma basis, which combines the financial results of the two companies based upon their historical performance, the merger is not accretive to earnings per share. Tyco expects that the merger will be accretive if it can realize cost savings and synergies through the combination of the two companies. In this regard, Tyco's management believes that it can continue to implement and enhance AMP's profit improvement plan, which involves staff reductions, plant closings and consolidations and other cost cutting activities. Tyco has in the past been successful in integrating prior acquisitions and realizing anticipated earnings benefits. However, with facilities in 53 countries and approximately 48,500 employees worldwide, AMP is substantially larger than the largest company previously integrated by Tyco's management. It is possible that Tyco will not be able to integrate AMP in a manner that achieves the desired savings and other benefits. Also, it may take longer to achieve these savings and other benefits than anticipated by Tyco's management. If so, Tyco's earnings-per-share performance, which is driven in part by the success of its acquisitions, is likely to suffer.

    - The AMP acquisition could significantly increase the effects of the downturn in the Asian economy on Tyco. Historically, only 3% of Tyco's revenues were attributable to Tyco's Asian operations, as opposed to 20% of AMP's revenues. The effect of the downturn has been more pronounced on AMP because of AMP's greater dependence on Asian business. Tyco cannot predict how long the economic downturn in Asia will persist.

    The consummation of the AMP transaction is contingent upon approval by the AMP shareholders of the merger, approval by the Tyco shareholders of the issuance of the Tyco common shares to be delivered in connection with the merger and other customary conditions. Special meetings of the shareholders of Tyco and AMP to consider these matters have been scheduled for April 1, 1999. There is no assurance that the AMP acquisition will be consummated.

    AMP is subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act, files reports, proxy statements and other information with the SEC. Tyco has filed a registration statement on Form S-4 with the SEC in respect of the AMP transaction which has been declared effective.

SALE OF $1.2 BILLION OF NOTES BY SUBSIDIARY OF TYCO

    On January 12, 1999, Tyco International Group S.A., a Luxembourg company and wholly-owned subsidiary of Tyco, consummated the public sale of $400 million aggregate principal amount of its 6.125% Notes due 2009 and $800 million aggregate principal amount of its 6.875% Notes due 2029. The net proceeds of approximately $1.17 billion were used to repay borrowings under the Luxembourg subsidiary's $2.25 billion bank credit agreement.

                                USE OF PROCEEDS

    All net proceeds from the sale of the common shares offered hereby will go to the selling shareholders. Tyco will not receive any of the proceeds from the sale of the common shares by the selling shareholders.

                              SELLING SHAREHOLDERS

    The selling shareholders are former stockholders or optionholders of Progressive Angioplasty Systems, Inc. PAS was acquired by United States Surgical Corporation under the terms of an agreement and plan of merger dated February 4, 1997 and amended as of August 6, 1997. Pursuant to this merger agreement, US Surgical issued shares of its common stock to the PAS stockholders with an aggregate value of approximately $73.8 million. US Surgical also agreed to assume the outstanding PAS stock options, which became options to acquire US Surgical common stock.

    In addition, the merger agreement between US Surgical and PAS provided that the former PAS stockholders, and former PAS optionholders following exercise of their options, would be entitled to receive, in the aggregate:

        1. US Surgical common stock with a value of up to $25 million, some of which was paid upon closing of the merger, if certain milestones related to the business of PAS were achieved. This stock is referred to as "milestone consideration."

        2. US Surgical common stock with a value of up to $50 million, some of which was paid upon closing of the merger, if specified net sales of catheters, stents and radiation products embodying PAS's proprietary technology were achieved at various times through December 31, 2003. This stock is referred to as "earn out consideration."

    On October 1, 1998, Tyco acquired US Surgical. Under the terms of the agreement and plan of merger between Tyco and US Surgical, Tyco agreed to assume the obligation of US Surgical to deliver additional stock to the former PAS stockholders and optionholders, except that Tyco common shares would be
delivered rather than shares of US Surgical common stock. The             common
shares offered by this document and listed below are shares that were issued to the former PAS stockholders or are issuable to former PAS optionholders as a result of the achievement of milestones or sales of products occurring just prior to the merger of Tyco and US Surgical through January 1, 1999. Additional common shares may be offered in the event that other former PAS optionholders who are entitled to receive milestone consideration or earn out consideration upon exercise of their options exercise such options and elect to have their shares offered; additional milestone consideration or earn out consideration becomes payable to former PAS stockholders and optionholders; or additional common shares are issued to the selling shareholders by way of adjustment to milestone consideration or earn out consideration they have previously received. If any additional common shares are to be offered, this document will be appropriately supplemented or amended.

    On February 19, 1999, US Surgical commenced an action in the United States District Court for the District of Delaware against certain of the selling shareholders. (United States Surgical Corporation v. Frank Litvack, Civil Action No. 99-088). The action seeks a declaratory judgment that the terms of the merger agreement between US Surgical and PAS do not prohibit US Surgical from discontinuing any business or operations conducted by PAS prior to its merger with US Surgical or give any right or remedy to the former PAS stockholders and optionholders as a result of such discontinuance.

                                                                    COMMON SHARES                              COMMON SHARES
                                                                    BENEFICIALLY                               BENEFICIALLY
                                                                 OWNED PRIOR TO THE       COMMON SHARES       OWNED AFTER THE
NAME OF SHAREHOLDER                                                   OFFERING           OFFERED HEREBY          OFFERING
------------------------------------------------------------  -------------------------  ---------------  -----------------------
Bruce Addis.................................................                                        3
Vaso Adzich.................................................                                        8
Stephen Aiello..............................................                                       17
Yanira L. Amaya.............................................                                        4
William A. Arndt............................................                                       11
Arnhold & S. Bleichroeder, Inc. (for First Eagle Fund,
  NV).......................................................                                    1,086
Arnhold & S. Bleichroeder, Inc. (for Gary Fuhrman)..........                                      119
Arnhold & S. Bleichroeder, Inc. (for Harold Levy............                                      119
Arnhold & S. Bleichroeder, Inc. (for Michelle Drasher)......                                       22
Ashtree Corporation.........................................                                       53
Jocelyn S. Avanzado.........................................                                        2
Angela Ayrapetian...........................................                                        4

                                                                    COMMON SHARES                              COMMON SHARES
                                                                    BENEFICIALLY                               BENEFICIALLY
                                                                 OWNED PRIOR TO THE       COMMON SHARES       OWNED AFTER THE
NAME OF SHAREHOLDER                                                   OFFERING           OFFERED HEREBY          OFFERING
------------------------------------------------------------  -------------------------  ---------------  -----------------------
Alan Bachrach...............................................                                       31
Scott Baldwin...............................................                                       53
Laura L. Bauer..............................................                                        6
Ellen Beaumont..............................................                                        2
Howard Berlin...............................................                                       89
Walter Blair................................................                                    2,099
John Bohan..................................................                                       11
John E. Bramfitt and Pamela I. Bramfitt, Co-Trustees FBO
  Bramfitt Family Trust, U/A/D/ 01/20/93....................                                      389
John H. Bunch...............................................                                        7
Jeffery P. Callister........................................                                      703
Barry Calvarese.............................................                                      421
Stephen Case................................................                                       25
Edward Casey................................................                                       15
Steven Casey................................................                                        6
Juan F. Chavez..............................................                                        4
Ary S. Chernomorsky.........................................                                      170
David L. Cohen..............................................                                       95
Baldemar Contreras..........................................                                        4
Irvin Cooper................................................                                       49
Cowen & Co., Custodian FBO David B. Musket SEP IRA..........                                       25
Laura Dietch................................................                                      166
Catherine Diez-Luckie.......................................                                      744
Bryan C. Donohue, M.D.......................................                                       87
Michael Dovey...............................................                                       28
Neal Eigler.................................................                                    7,579
Evelin Eigler, Trustee of the Seldon Baker Trust............                                       28
Eric W. Elam................................................                                        4
Stuart M. Essig.............................................                                       28
Hartmut & Maria Eysell, JT TEN..............................                                       31
AS Fansea...................................................                                       11
Sepehr Fariabi..............................................                                      217
James Forrester, M.D........................................                                      235
John Friedman...............................................                                       28
Fukuda Denshi Co., Ltd......................................                                    3,777
Glenn K. Furuta.............................................                                      587
Luz Garcia..................................................                                        4
John S. Geis................................................                                      119
Claudio Gibelli.............................................                                       59
Camerina Godinez............................................                                        4
Tsvi Goldenberg.............................................                                       65
GSAM Oracle Fund, Inc.......................................                                      724
Stephen J. Guptill..........................................                                       10
Federico Gutierrez..........................................                                        2
Loan T. Ha..................................................                                        4
Kiyoko Hamamoto.............................................                                        2

                                                                    COMMON SHARES                              COMMON SHARES
                                                                    BENEFICIALLY                               BENEFICIALLY
                                                                 OWNED PRIOR TO THE       COMMON SHARES       OWNED AFTER THE
NAME OF SHAREHOLDER                                                   OFFERING           OFFERED HEREBY          OFFERING
------------------------------------------------------------  -------------------------  ---------------  -----------------------
Amy L. Hammack..............................................                                        8
Hare & Co...................................................                                      783
William M. Helvey, M.D......................................                                       28
John B. Henneman, III.......................................                                       11
Allison Herd................................................                                        6
William B. Hess.............................................                                       31
Robert Hess and Rosemarie Hess, Trustees FBO Hess Family
  Trust, U/A/D/ dated 8/3/89................................                                   17,544
Steve Hochberg..............................................                                       22
Hoegh Invest AS.............................................                                       77
David Holmes, M.D...........................................                                       99
Alice Jack..................................................                                       28
Jerome Jackson..............................................                                      921
Earl L. and Julia Ender Jackson as Community Property.......                                       28
JIBJEB Partners.............................................                                       25
FBO Ronald P. Karlsberg Cardiovascular Group of Southern
  California 401(k) Profit Sharing Plan DTD 1/1/89..........                                       17
Gerald T. Keusch............................................                                       17
Gurpreet Khaira.............................................                                        2
Sheldon King................................................                                       99
Edward Kosinski.............................................                                       53
Karen Krasney...............................................                                       15
Kurt H. Kruger..............................................                                       22
Larry Kuhn..................................................                                       49
Jim Lane....................................................                                       53
Martin Leon M.D.............................................                                      166
Stuart H. Lin...............................................                                        4
Frank Litvack...............................................                                   17,950
Jack Litvack, Cyst Investment Corp..........................                                       28
Litvack-Curtis Children's Trust, Robert Harabedian,
  Trustee...................................................                                    1,013
Imelda Lopez................................................                                        4
Yoh Chie Lu.................................................                                      259
Gail A. Macko...............................................                                       25
Cecilia Madriz..............................................                                        2
Kishore Maharaj.............................................                                        3
Patrick A. McBrayer.........................................                                       11
Frank P. McCormic...........................................                                       11
Paul McCormick..............................................                                      250
J. Casey McGlynn............................................                                        4
Jim McKenzie................................................                                       50
Graciela Ortega Mendoza.....................................                                        5
Barry D. Meyer..............................................                                       17
Mark D. Milani, Trustee of the Gabriela M. Hess Trust U/T/A
  dated November 30, 1994...................................                                      675

                                                                    COMMON SHARES                              COMMON SHARES
                                                                    BENEFICIALLY                               BENEFICIALLY
                                                                 OWNED PRIOR TO THE       COMMON SHARES       OWNED AFTER THE
NAME OF SHAREHOLDER                                                   OFFERING           OFFERED HEREBY          OFFERING
------------------------------------------------------------  -------------------------  ---------------  -----------------------
Mark D. Milani, Trustee of the Verona K. Hess 1994 Trust
  U/T/A/ Verona K. Hess 1994 Trust U/T/A/ dated November 30,
  1994......................................................                                      675
David B. Modesitt...........................................                                       13
David Moyne.................................................                                       22
Iskra Mrakovic..............................................                                        4
David B. Musket.............................................                                      343
August J. Neudecker.........................................                                      119
Kim T. Nguyen...............................................                                        4
Suong N. Nguyen.............................................                                        4
Gerardo V. Noriega..........................................                                       70
Och-Ziff Capital Management, L.P............................                                      905
Ana Maria Padron............................................                                        3
Daniel P. Paduano...........................................                                       89
Paine Webber in Trust of the Jonathan Edelson IRA...........                                       22
Paine Webber Inc., as custodian of the IRA account of Jason
  F. Fensterstock...........................................                                       30
Paine Webber Inc., as custodian of the IRA account of Joyce
  Fensterstock..............................................                                       53
Paine Webber Inc., as custodian of the IRA account of Blair
  Fensterstock..............................................                                       25
Kinam Park..................................................                                       72
Uriel Pena..................................................                                        2
Hortensia Pinon.............................................                                        8
Munro W. Pitt...............................................                                       17
ProMed Partners, L.P........................................                                      406
Prudential Securities C/F Colin Morris A/C
  AA-R54811.................................................                                       59
Nathan Ramaswami............................................                                        2
Kamal Ramzipoor.............................................                                      108
Judy Litvak Ravinsky........................................                                       10
Martha Reitman..............................................                                       39
Randall Rose................................................                                      480
Clinton T. Rubin (SUNY-Stony Brook).........................                                       11
Robert L. Schmidlen.........................................                                        7
J. Curt Schnackenberg.......................................                                       28
Gary Schonwald..............................................                                       25
Lorraine A. Schwartz........................................                                       28
Michael Seidel..............................................                                       10
Nancy Shanley...............................................                                       26
Markus O. Steigler..........................................                                        8
Brad Stephens...............................................                                       15
Ilse Stockhammer............................................                                       97
Dieter Stoeckel.............................................                                        9
Rudolfo Sudaria.............................................                                        8
David L. Surgener...........................................                                        6
Lawrence J. Tedesco, Sr.....................................                                       12

                                                                    COMMON SHARES                              COMMON SHARES
                                                                    BENEFICIALLY                               BENEFICIALLY
                                                                 OWNED PRIOR TO THE       COMMON SHARES       OWNED AFTER THE
NAME OF SHAREHOLDER                                                   OFFERING           OFFERED HEREBY          OFFERING
------------------------------------------------------------  -------------------------  ---------------  -----------------------
Paul Teirstein M.D..........................................                                       84
The Phoenix Insurance Company...............................                                      179
The Travelers Indemnity Company.............................                                    1,327
The Travelers Insurance Company.............................                                    2,566
The Travelers Life and Annuity Company......................                                      149
Jocelyn Trinidad............................................                                        3
Janet Tweed-Arkush..........................................                                       15
Michael B. Van der Zweep....................................                                      190
Chandavone Viravouth........................................                                        2
Westfield Performance Fund, L.P.............................                                      603
James Whiting...............................................                                       15
Sally J. Wilson.............................................                                       56
Wilson, Sonsini, Goodrich & Rosati Profit Sharing Plan,
  Mario M. Rosati and Douglas M. Laurice, Trustees, FBO J.
  Casey McGlynn.............................................                                       11
Simona Wong.................................................                                        4
Wood Grundy (London) Ltd....................................                                      121
WS Investment Company 96A...................................                                       41
Richard Yancy...............................................                                       25
Fred Zuber..................................................                                        6
    Total:

                      DESCRIPTION OF SHARE CAPITAL OF TYCO

    The summary of the terms of the share capital of Tyco set forth below is not complete. For a full description of these terms, shareholders must refer to Tyco's Memorandum of Association and the Tyco Bye-Laws, which are incorporated by reference in this document. Copies of the Memorandum of Association and Bye-Laws will be sent to Tyco shareholders upon request. See "Where You Can Find More Information" on page i.

AUTHORIZED SHARE CAPITAL

    Tyco's authorized share capital consists of 1,503,750,000 Tyco common shares and 125,000,000 preference shares. 15,000,000 preference shares have been designated as Series A Preference Shares and are reserved for issue upon exercise of rights under Tyco's Shareholder Rights Plan. As of February 12, 1999, there were 652,110,358 Tyco common shares outstanding and no preference shares outstanding. Tyco has proposed to increase its authorized common shares to 2,500,000,000. This proposal will be voted on by shareholders at the special general meeting in connection with the AMP transaction to be held on April 1, 1999 and is contingent on consummation of that transaction.

TYCO COMMON SHARES

    DIVIDENDS.

    The Tyco Board may declare dividends out of profits of Tyco available for that purpose as long as there are no reasonable grounds for believing that Tyco is, or after such dividend would be, unable to pay its liabilities as they become due or if the realizable value of Tyco's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Subject to such special rights as may be attached to any other shares in Tyco, all dividends are payable according to the amounts paid or credited as paid on Tyco common shares. Dividends are normally payable in U.S. dollars, but holders with a registered address in the United Kingdom and other countries outside the United States may receive payment in another currency. Any dividend which is unclaimed may be invested or otherwise made use of by the Tyco Board and after a period of 12 years is forfeited and reverts to Tyco.

    VOTING RIGHTS.

    At any general meeting of Tyco, votes may be given in person or by proxy and each holder of Tyco common shares is entitled, on a show of hands, to one vote and, on a poll, to one vote for each Tyco common share held. The Tyco Bye-Laws require that any proxy must be a shareholder of Tyco. Under the Tyco Bye-Laws, two holders of Tyco common shares present, in person or by proxy, constitute a quorum at a general meeting.

    Under Bermuda law questions proposed for consideration at a company's general meeting are decided by a simple majority vote or by such majority as the bye-laws of the company may prescribe except where a large majority is required by law. Any question proposed for consideration at a general meeting may be decided on a show of hands, in which each shareholder present in person or by proxy is entitled to one vote and casts such vote by raising his or her hand, unless, before or on the declaration of the result of a show of hands, a poll is demanded by:

    (1) the Chairman of the meeting;

    (2) at least three shareholders present in person or represented by proxy;

    (3) any shareholder or shareholders present in person or represented by proxy holding between them at least 10% of the total voting rights of all shareholders having the right to vote at the meeting; or

    (4) a shareholder or shareholders present in person or by proxy holding shares in such company conferring the right to vote at such meeting and on which an aggregate sum has been paid up equal to at least 10% of the total sum paid up on all such shares entitled to vote.

    Tyco's Bye-Laws provide that a shareholder is not entitled, except as proxy for another shareholder, to be present or vote at any meeting, either personally or by proxy, in respect of any share held by the shareholder on which there shall not have been paid all calls and payable, together with interest and expenses. Tyco's Bye-Laws also provide that any person who is known or believed by Tyco to be interested in common shares, and who has failed to comply with a notice from Tyco requesting specified information regarding such person's interest in common shares, will lose voting rights for the period such person fails to comply with the notice, plus an additional ninety days. In addition, a shareholder loses voting rights if such shareholder has failed to comply with a notice under Tyco's Bye-Laws requiring the shareholder to make an offer in accordance with the City Code on Takeovers and Mergers of the United Kingdom, as applied by Tyco's Bye-Laws, or, otherwise in accordance with Tyco's Bye-Laws. A shareholder also loses the right to vote for a period of 180 days if:

    - such shareholder acquires three percent or more of the issued share capital of any class of Tyco, either alone or in concert with others, and fails to notify Tyco of such acquisition within two days, or

    - already possessing three percent or more, the shareholder fails to notify Tyco of a change in the shareholder's interests amounting to one percent or more of the share capital of any class,

and such shareholder is so notified by Tyco's board of such loss of rights.

    LIQUIDATION.

    On a liquidation of Tyco, holders of Tyco common shares are entitled to receive any assets remaining after the payment of Tyco's debts and the expenses of the liquidation, subject to such special rights as may be attached to any other class of shares.

    SUSPENSION OF RIGHTS.

    In certain circumstances, the rights of a shareholder to vote and to receive any payment or income or capital in respect of a Tyco common share may be suspended. Those circumstances include failure to provide information about ownership of and other interests in Tyco common shares, if so required in accordance with the Tyco Bye-Laws as discussed above under "Voting Rights."

    VARIATION OF RIGHTS.

    If at any time the share capital of Tyco is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the terms of issue of the shares of that class, may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of that class by a majority of three-fourths of such holders voting in person or by proxy. Under Tyco's Bye-Laws, three shareholders holding not less than one-third of the issued shares of that class, in person or by proxy, constitute a quorum at such general meeting. At any adjournment of such meeting two such holders, in person or by proxy, constitute a quorum, irrespective of the amount of their holdings.

    TRANSFERS.

    A Tyco common share may be transferred in any manner the Tyco Board may approve. The Tyco Board may require the transfer to be by an instrument signed by the transferor and, in the case of a partly paid share, also by the transferee. The instrument must be in writing in the usual common form or in any other form which the Tyco Board may approve and must be lodged at the office of the registrar of Tyco for registration. The Tyco Board may decline to register any transfer of shares on which Tyco has a lien, any transfer of shares not fully paid up to a transferee of whom they do not approve and any transfer of shares by a transferor or to a transferee whose voting rights have been suspended.

    PREEMPTIVE RIGHTS.

    Tyco common shares do not have preemptive rights.

    GENERAL.

    The Tyco common shares offered hereby are duly authorized, validly issued, fully paid and non-assessable. All such shares are in registered form.

    REGISTRAR AND TRANSFER AGENT.

    AS&K Services Limited is Tyco's Registrar. ChaseMellon Shareholder Services LLC is the transfer agent for Tyco common shares.

TYCO PREFERENCE SHARES

    Under the Tyco Bye-Laws, the Tyco Board, in its sole discretion, may designate, allot and issue one or more series of preference shares from the authorized and unissued preference shares. Subject to limitations imposed by law, Tyco's Memorandum of Association or Bye-Laws, the Tyco Board is empowered to determine the designation of, and the number of shares constituting, each series of preference shares, the dividend rate for each series, the terms and conditions of any voting and conversion rights for each series, the amounts payable on each series on redemption or return of capital and the preference and relative rights among each series of preference shares. At present, 15,000,000 preference shares have been designated as Series A Preference Shares and are reserved for issue upon exercise of the Rights under the Tyco Shareholder Rights Plan.

SHAREHOLDER RIGHTS PLAN

    Prior to the ADT merger on July 2, 1997, ADT adopted a Shareholder Rights Plan which was amended in March and July of 1997. Under the Plan, each right other than those rights owned by an Acquiring Person, as defined, will become exercisable a specified period of time after any person becomes the beneficial owner of 15% or more of the Tyco common shares, or commences a tender offer or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 15% or more of the Tyco common shares. Each right entitles its holder, among other things, to purchase Tyco common shares from Tyco at a 50% discount from the market price of Tyco common shares on the Distribution Date, as defined, in the event that a person becomes an Acquiring Person.

    The Tyco Board may redeem the rights prior to their becoming exercisable; PROVIDED, HOWEVER, that the Tyco Board may not redeem the rights if a majority of the directors on the Tyco Board have been changed as a result of a proxy or consent solicitation or other shareholder initiative by a person who has stated, or Tyco has determined in good faith, that such person intends to take such actions which would result in such person becoming an Acquiring Person, unless such redemption has been authorized by a majority of the Continuing Directors, as defined.

STOCK EXCHANGE LISTING

    The Tyco common shares are listed on the NYSE, the London Stock Exchange and the Bermuda Stock Exchange.

                              PLAN OF DISTRIBUTION

    The common shares may be sold from time to time by the selling shareholders or by pledgees or donees of the selling shareholders. Such sales may be made on the New York Stock Exchange or other exchanges or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions at negotiated prices. The manner in which sales of common shares can be made include:

    - ordinary brokerage transactions;

    - transactions in which a broker solicits purchasers;

    - block trades;

    - purchases by a broker or dealer as principal and resale by such broker dealer for its account;

    - put or call option transactions relating to the common shares; or

    - transactions directly between seller and purchaser without a broker-dealer.

Common shares that qualify for sale in accordance with Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this document.

    Brokers or dealers involved in the sale may receive commissions or discounts in connection with such sale in amounts to be negotiated. A broker or dealer that acts as agent for a purchaser of common shares would be paid by the purchaser. The selling shareholders and any broker-dealers who act in connection with the sale of the common shares that are offered by this document may be deemed underwriters for purposes of the Securities Act. Any commissions broker-dealers receive and profits they make on resale might be deemed underwriting discounts and commissions.

    Tyco will pay all expenses of registration of the common shares offered hereby, other than commissions, discounts and fees of brokers, dealers or agents.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Tyco common shares offered hereby have been passed upon for Tyco by Appleby, Spurling & Kempe, Hamilton, Bermuda, Bermuda counsel to Tyco.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Tyco as of September 30, 1998 and 1997 and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996, included in Tyco's Current Report on Form 8-K filed on December 10, 1998, and incorporated by reference in this document, give retroactive effect to the merger between Tyco International Ltd. and Unites States Surgical Corporation, and have been audited by PricewaterhouseCoopers, independent accountants, as set forth in their report included therein. In its report, that firm states that with respect to certain subsidiaries its opinion is based upon the reports of other independent accountants, namely Arthur Andersen LLP and Deloitte & Touche LLP. The consolidated financial statements and financial statement schedule referred to above have been incorporated herein in reliance upon said reports given upon the authority of such firms as experts in accounting and auditing.

    The combined financial statements of The Sherwood-Davis & Geck Group as of and for the year ended December 31, 1997 included in Tyco's Current Report on Form 8-K/A filed on May 13, 1998 and incorporated by reference in this document have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report included therein, and have been so incorporated in reliance upon the report of said firm and upon the authority of said firm as experts in accounting and auditing.

                                        SHARES

                            TYCO INTERNATIONAL LTD.

                                 COMMON SHARES

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                             , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this registration statement will be as follows:

                                                                                         TOTAL
                                                                                       ---------
SEC registration fee (actual)........................................................  $   6,196
Accounting fees and expenses.........................................................  $
Legal fees and expenses..............................................................  $
Printing expenses....................................................................  $
Miscellaneous expenses...............................................................  $
                                                                                       ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Bye-Law 102 of the Tyco Bye-laws provides, in part, that Tyco shall indemnify its directors and other officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 (as amended) of Bermuda. Section 98 of the Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of fraud or dishonesty of the director or officer. However, such section permits Tyco to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

    Tyco maintains $75 million of insurance to reimburse the directors and officers of Tyco and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of Tyco and or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by Tyco pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 16. EXHIBITS

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        3.1    Memorandum of Association of Tyco (previously filed as an Exhibit to Tyco's Annual Report on Form
               10-K for the year ended December 31, 1992)

        3.2    Certificate of Incorporation on Change of Name of Tyco (previously filed as an Exhibit to Tyco's
               Current Report on Form 8-K filed July 10, 1997)

        3.3    Bye-Laws of Tyco (previously filed as an Exhibit to Tyco's Form S-3 filed April 23, 1998)

        4.1    Rights Agreement between Tyco and Citibank, N.A. dated as of November 6, 1996 (previously filed as an
               Exhibit to Tyco's Form 8-A dated November 12, 1996)

        4.2    First Amendment between Tyco and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between
               Tyco and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Tyco's Form
               8-A/A dated March 3, 1997)

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        4.3    Second Amendment between Tyco and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between
               Tyco and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Tyco's Form
               8-A/A dated July 2, 1997)

        5.1    Opinion of Appleby, Spurling & Kempe*

       10.1    Agreement and Plan of Merger, dated February 4, 1997, by and among United States Surgical
               Corporation, USSC Del Medical, Inc. and Progressive Angioplasty Systems, Inc.

       10.2    First Amendment, dated August 6, 1997, by and between United States Surgical Corporation, USSC Del
               Medical, Inc. and Progressive Angioplasty Systems, Inc.

       10.3    Agreement and Plan of Merger, dated May 25, 1998, among Tyco International Ltd., T11 Acquisition
               Corp. and United States Surgical Corporation (previously filed as an Exhibit to Tyco's Form S-4 filed
               July 14, 1998)

       23.1    Consent of PricewaterhouseCoopers

       23.2    Consent of Arthur Andersen LLP (Houston)

       23.3    Consent of Deloitte & Touche LLP

       23.4    Consent of Arthur Andersen LLP (Roseland)

       23.5    Consent of Appleby, Spurling & Kempe (contained in the opinion filed as Exhibit 5.1 hereto)*

       24.1    Power of Attorney (contained on the signature page of this registration statement)

------------------------

*   To be filed by amendment

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           PROVIDED, HOWEVER, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned Registration hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town Exeter, State of New Hampshire, on the 2nd day of March, 1999.

                                TYCO INTERNATIONAL LTD.

                                By:              /s/ MARK H. SWARTZ
                                     -----------------------------------------
                                                   Mark H. Swartz
                                         EXECUTIVE VICE PRESIDENT AND CHIEF
                                            FINANCIAL OFFICER (PRINCIPAL
                                         FINANCIAL AND ACCOUNTING OFFICER)

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. DENNIS KOZLOWSKI AND MARK H. SWARTZ, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on March 2, 1999 in the capacities indicated below.

             NAME                         TITLE
------------------------------  --------------------------

   /s/ L. DENNIS KOZLOWSKI      Chairman of the Board,
------------------------------    President,
     L. Dennis Kozlowski          Chief Executive Officer
                                  and Director
                                  (Principal Executive
                                  Officer)

   /s/ MICHAEL A. ASHCROFT      Director
------------------------------
     Michael A. Ashcroft

     /s/ JOSHUA M. BERMAN       Director
------------------------------
       Joshua M. Berman

    /s/ RICHARD S. BODMAN       Director
------------------------------
      Richard S. Bodman

             NAME                         TITLE
------------------------------  --------------------------

       /s/ JOHN F. FORT         Director
------------------------------
         John F. Fort

     /s/ STEPHEN W. FOSS        Director
------------------------------
       Stephen W. Foss

   /s/ RICHARD A. GILLELAND     Director
------------------------------
     Richard A. Gilleland

    /s/ PHILIP M. HAMPTON       Director
------------------------------
      Philip M. Hampton

   /s/ JAMES S. PASMAN, JR.     Director
------------------------------
     James S. Pasman, Jr.

     /s/ W. PETER SLUSSER       Director
------------------------------
       W. Peter Slusser

      /s/ MARK H. SWARTZ        Executive Vice President
------------------------------    and
        Mark H. Swartz            Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)

   /s/ FRANK E. WALSH, JR.      Director
------------------------------
     Frank E. Walsh, Jr.

                                 EXHIBIT INDEX

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        3.1    Memorandum of Association of Tyco (previously filed as an Exhibit to Tyco's Annual Report on Form
               10-K for the year ended December 31, 1992)

        3.2    Certificate of Incorporation on Change of Name of Tyco (previously filed as an Exhibit to Tyco's
               Current Report on Form 8-K filed July 10, 1997)

        3.3    Bye-Laws of Tyco (previously filed as an Exhibit to Tyco's Form S-3 filed April 23, 1998)

        4.1    Rights Agreement between Tyco and Citibank, N.A. dated as of November 6, 1996 (previously filed as an
               Exhibit to Tyco's Form 8-A dated November 12, 1996)

        4.2    First Amendment between Tyco and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between
               Tyco and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Tyco's Form
               8-A/A dated March 3, 1997)

        4.3    Second Amendment between Tyco and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between
               Tyco and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Tyco's Form
               8-A/A dated July 2, 1997)

        5.1    Opinion of Appleby, Spurling & Kempe*

       10.1    Agreement and Plan of Merger, dated February 4, 1997, by and among United States Surgical
               Corporation, USSC Del Medical, Inc. and Progressive Angioplasty Systems, Inc.

       10.2    First Amendment, dated August 6, 1997, by and between United States Surgical Corporation, USSC Del
               Medical, Inc. and Progressive Angioplasty Systems, Inc.

       10.3    Agreement and Plan of Merger, dated May 25, 1998, among Tyco International Ltd., T11 Acquisition
               Corp. and United States Surgical Corporation (previously filed as an Exhibit to Tyco's Form S-4 filed
               July 14, 1998)

       23.1    Consent of PricewaterhouseCoopers

       23.2    Consent of Arthur Andersen LLP (Houston)

       23.3    Consent of Deloitte & Touche LLP

       23.4    Consent of Arthur Andersen LLP (Roseland)

       23.5    Consent of Appleby, Spurling & Kempe (contained in the opinion filed as Exhibit 5.1 hereto)*

       24.1    Power of Attorney (contained on the signature page of this registration statement)

------------------------

*   To be filed by amendment